EMPLOYMENT AGREEMENT


     Employment Agreement, between First Capital International, Inc., (the "Company") and Mr. Mihhail Didyk, personal code 35001040297 of Tallinn, Republic of Estonia (the "Employee").

     1. For good consideration, the Company employs the Employee on the following terms and conditions.

     2. Term of Employment: Subject to the provisions for termination set forth below this agreement will begin on April 17, 2000, unless sooner terminated.

     3. Salary: The Company shall pay Employee a salary of Twenty Four Thousand dollars ($24,000.00) per year, for the services of the Employee, payable twice a month in equal installments during the Term of this Employment Agreement, subject to the provisions for termination, set forth below.

     4. Duties and Position: The Company hires the Employee in the capacity of General Director of the European Market. The Employee's duties may be reasonably modified at the Company's direction from time to time.

     5. Employee to Devote Full Time to Company: The Employee will devote full time, attention, and energies to the business of the Company and during this employment, will not engage in any other business activity, except working for the Company subsidiary - AS MAINOR ANET, regardless of whether such activity is pursued for profit, gain, or other pecuniary advantage. Employee is not prohibited from making personal investments in any other businesses provided those investments do not require active involvement in the operation of said companies.

     6. Confidentiality of Proprietary Information: Employee agrees, during or after the term of this employment, not to reveal confidential information, or trade secrets to any person, firm, corporation, or entity. Should Employee reveal or threaten to reveal this information, the Company shall be entitled to an injunction restraining the Employee from disclosing same, or from rendering any services to any entity to whom said information has been or is threatened to be disclosed. The right to secure an injunction is not exclusive, and the Company may pursue any other remedies it has against the Employee for a breach or threatened breach of this condition, including the recovery of damages from the Employee.

     7. Reimbursement of Expenses: The Employee may incur reasonable expenses for furthering the Company's business, including expenses for entertainment, travel, and similar items. The Company shall reimburse Employee for all business expenses after the Employee presents an itemized account of expenditures, pursuant to Company policy and within 15 days of receipt and approval by the Company, of such expenses.

     8. Vacation: The Employee shall be entitled to a yearly vacation of 4 weeks at full pay, after the first twelve months (12) of the Employees employment with the Company, has been reached.

     9. Disability: If Employee cannot perform the duties because of illness or incapacity for a period of more than 4 weeks, the compensation otherwise due during said illness or incapacity will be reduced by Fifty percent (50%), but in no event for a period longer than Eight (8) weeks. The Employee's full compensation will be reinstated upon return to work. However, if the Employee is absent from work for any reason for a continuous period of over 60 days during one calendar year, the Company may terminate the Employee's employment, and the Company's obligations under this agreement will cease on that date.


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     10.    Termination  of  Agreement:  Without  cause,  the  Company  cannot terminate this agreement at any time within a 48 month period from the effective date of the Contract the subject of this reason for this Employment Agreement and same as incorporated and attached herein for all purposes as Exhibit "A". Notwithstanding anything to the contrary contained in this agreement, the Company may terminate the Employee's employment upon 30 days' notice to the Employee should any of the following events occur:

     a) The sale of substantially all of the Company's assets to a single purchaser or group of associated purchasers; or
     b) The sale, exchange, or other disposition, in one transaction of the majority of the Company's outstanding corporate shares; or
     c) The Company's decision to terminate its business and liquidate its assets;
     d)     The  merger  or  consolidation  of the Company with another company.
     e)     Bankruptcy  or  Chapter  11  Reorganization.
     f) If the Employee performs or causes to be performed, any action(s) which would be in direct competition with the Company.
     g)     If  the Employee compromises any of the Company's Security Statutes.
     h) If the Employee causes any Financial damage(s) to the Company, whether intentionally or unintentionally through his conduct, action and/or behavior.
     i) If the Employee's demeanor, behavior and/or actions are deemed by the Company not to be acceptable pursuant to U.S. general
            Corporate  standards  of  employee  behavior  and/or  conduct.

However, any of the above events will give rise to the Notification of Termination of employment to be given by the Company to the Employee. Further, should the Company decide to Terminate the Employee's Employment Agreement for any reasons other than those listed above, then the Company will pay to the Employee the amount of Twenty Four Thousand dollars $24,000.OOUSD in equal installments within one hundred and twenty (120) business days from the termination date of the Employment Agreement.

     11. Death Benefit: Should Employee die during the term of employment, the Company shall pay to Employee's estate any compensation due through the end of the month in which death occurred. Additionally, the Company does agree to provide a $ 100,000.00USD Accidental Death Benefits Policy/Plan to the Employee during the Term of his Employment with the Company.

     12.    Restriction  on  Post  Employment Competition: For a period of Three
(3) years after the end of employment, the Employee shall not control, consult to or be employed by any business similar to that conducted by the Company, either by soliciting any of its accounts or by operating within Employer's general trading area, as a direct Competitor.

     13. Assistance in Litigation: Employee shall upon reasonable notice, furnish such information and proper assistance to the Company as it may reasonably require in connection with any litigation in which it is, or may become, a party either during or after employment.

     14. Effect of Prior Agreements: This agreement supersedes any prior agreement between the Company or any predecessor of the Company and the Employee, except that this agreement shall not affect or operate to reduce any benefit or compensation inuring to the Employee of a kind elsewhere provided and not expressly provided in this agreement.

     15. Settlement by Arbitration: Any claim or controversy that arises out of or relates to this agreement, or the breach of it, shall be settled by arbitration in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court with jurisdiction.


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     16.    Limited  Effect of Waiver by Company. Should Company waive breach of any provision of this agreement by the Employee, that waiver will not operate or be construed as a waiver of fuither breach by the Employee.

     17. Severability: If, for any reason, any provision of this agreement is held invalid, all other provisions of this agreement shall remain in effect. If this agreement is held invalid or cannot be enforced, then to the full extent permitted by law any prior agreement between the Company (or any predecessor thereof) and the Employee shall be deemed reinstated as if this agreement had not been executed.

     18. Assumption of Agreement by Company's Successors and Assignees: The company's rights and obligations under this agreement will inure to the benefit and be binding upon the Company's successors and assignees.

     19. Oral Modifications Not Binding: This instrument is the entire agreement of the Company and the Employee. Oral changes shall have no effect. It may be altered only by a written agreement signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

     Signed this 24-th day of March 2000.


Company
          FIRST  CAPITAL  INTERNATIONAL,  INC.
          5120  Woodway  Dr.,  Suite  9004
          Houston,  Texas  77056,  U.S.A.


          /s/  Alex Genin
          ----------------------------
          Alex  Genin,  President


Employee
          Mihhail  Didyk
          Paldiski  mnt.  227 - 805
          13520  Tallinn
          Republic  of  Estonia


          /s/  Mihhail Didyk
          ----------------------------
          Mihhail  Didyk


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